Exhibit 26(c)(1)(iii)

THIRD AMENDMENT TO PRINCIPAL UNDERWRITING

AND DISTRIBUTOR AGREEMENT

This THIRD AMENDMENT TO PRINCIPAL UNDERWRITING AND DISTRIBUTOR AGREEMENT (“Third Amendment”), made as of the 28th day of April, 2006 by and between United Investors Life Insurance Company (“United”) a Missouri corporation, on its own behalf and on behalf of United Investors Life Variable Account, United Investors Advantage Gold Variable Account, United Investors Annuity Account and United Investors Universal Life Account, and SAL Financial Services, Inc. (“SAL”), a Maryland corporation, WITNESSETH:

WHEREAS, United and SAL hereby confirm and ratify, except as modified below, all the terms, conditions and covenants in that certain PRINCIPAL UNDERWRITING AND DISTRIBUTOR AGREEMENT ( the “PUA”) between United and SAL effective May 1, 2001, as amended February 27, 2003 and March 31, 2004; and

WHEREAS, United and SAL desire by this instrument to further amend the PUA to extend the term thereof as stated below;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, United and SAL amend the PUA as follows:

1.	The term of the PUA is hereby extended to April 30, 2008. It shall thereafter automatically renew for successive one-year terms through April 30, 2018, unless either party shall have provided written notice of its intent not to renew at least ninety (90) days prior to the end of the term.

In all other respects, the parties reaffirm and ratify the PUA. All terms and provisions of the PUA not amended above shall remain the same, and if this Agreement conflicts with any term of the PUA, the terms of this Second Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first written above.

UNITED INVESTORS LIFE
INSURANCE COMPANY

Attest:	/s/ John H. Livingston	By:	/s/ Anthony L. McWhorter

Title:	Secretary	Title:	President & CEO

SAL FINANCIAL SERVICES, INC.

Attest:	/s/ Patricia Pierce	By:	/s/ Christopher L. Frankel

Title:	Assistant	Title:	President and CEO